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                                                                    EXHIBIT (5)

                       [PIPER MARBURY RUDNICK & WOLFE LLP]

                                November 20, 2001


ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California 92121

Attention:  Legal Department

         RE: REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         We have served as counsel to ALARIS Medical Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed exchange offer (the "Exchange Offer") which is more fully described in the Registration Statement on Form S-4 (SEC File No. 333-_______) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November ___, 2001 (the "Registration Statement"), to exchange its 11 5/8% Senior Secured Notes due 2006 (the "Exchange Notes"), for an equal principal amount of the Company's outstanding 11 5/8% Senior Secured Notes due 2006 (the "Private Notes"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the authorization and issuance of the Exchange Notes as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Exchange Notes have been duly authorized; and

         2. Upon issuance, exchange and delivery of the Exchange Notes as contemplated in the Registration Statement, the Exchange Notes will be legally issued and will constitute the valid and binding obligations of the Company.

         We do hereby consent to the reference to our Firm in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.


                                       Very truly yours,

                                       /s/ Piper Marbury Rudnick & Wolfe LLP

                                       PIPER MARBURY RUDNICK & WOLFE LLP